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                                                                   EXHIBIT 10(a)

                          DIGITAL EQUIPMENT CORPORATION

                        1968 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1-PURPOSE

   This Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Digital Equipment Corporation (the "Company") and participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the 1954 Internal Revenue Code.

ARTICLE 2-ELIGIBLE EMPLOYEES

   All employees of the Company or any of its participating subsidiaries who have completed six months employment with the Company or any of its subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock (except employees in countries whose laws make participation impractical). Persons who have been so employed for six months or more on the first day of the Payment Period shall receive their options as of such day. Persons who attain the status of employment for six months or more after the date on which the initial options are granted under this Plan shall be granted options on the next date on which options are granted to all eligible employees. In no event may an employee be granted an option if such employee is a director of the Company or if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425(e) and (f) of the 1954 Internal Revenue Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425(d) of the 1954 Internal Revenue Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 3-STOCK SUBJECT TO THE PLAN

   The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company including shares purchased in the open market.






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The aggregate number of shares which may be issued pursuant to the Plan is
52,700,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

ARTICLE 4 -PAYMENT PERIODS AND  STOCK OPTIONS

   The six-month periods, June 1 to November 30 and December 1 to May 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Notwithstanding the foregoing, the Payment Period scheduled to end on May 31, 1998 shall end on the earlier of May 31, 1998 or the last business day prior to the effective date ("the Effective Date") of the merger contemplated by, and provided for in, the Amended and Restated Agreement and Plan of Merger dated as of the 25th day of January, 1998 among the Company, Compaq Computer Corporation and Compaq Merger, Inc. Each Payment Period includes only regular pay days falling within it.

   Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of the Common Stock of the Company reserved for the purpose of the Plan as does not exceed the greater of the number of shares equal in value to 10% of the employee's total compensation divided by the price determined in accordance with (i) below, or 600 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The foregoing limitation on the number of shares which may be granted in any Payment Period is subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. The participant shall be entitled to exercise such options so granted only to the extent of his accumulated payroll deductions on the last day of such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period, rounded up to avoid fractions other than 1/4, 1/2 and 3/4, or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, rounded up to avoid fractions other than 1/4, 1/2 and 3/4. In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment


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Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

   For purposes of this Plan the term "average market price" means the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors.

   For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

   No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the 1954 Internal Revenue Code.

ARTICLE 5-EXERCISE OF OPTION

   Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

ARTICLE 6-SUPPLEMENTARY CONTRIBUTIONS AND UNUSED PAYROLL DEDUCTIONS

   (a) Only full shares of Common Stock may be purchased under the Plan. Subject to the limitations set forth below, unused payroll deductions remaining in an employee's account at the end of a Payment Period will be carried forward to the succeeding Payment Period. However, in no event will the amount of unused payroll deductions carried forward from a Payment Period exceed the Option Price per share for that Payment Period. If for any Payment Period the amount of unused payroll deductions should exceed the Option Price per share of stock, the amount of the excess for any participant shall be refunded to such participant.

   (b) An employee who has completed a Payment Period shall have the right to make a supplementary contribution in an amount equal to the Option Price for the most recently completed Payment Period less the unused payroll



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deductions being carried forward. Such supplementary contributions will be made by additional payroll deductions. The election to make a supplementary contribution shall be made by written notice received by the Investor Services Department no later than 10 days after the beginning of the Payment Period in which the supplementary contribution is to be made and shall remain in effect through all succeeding Payment Periods until revoked by written notice received by the Investor Services Department no later than 10 days after the beginning of the Payment Period to which such notice applies.

   (c) An employee initially entering the Plan will be permitted to make a supplementary contribution in an amount equal to the Option Price for the most recently completed Payment Period. An election to make such supplementary contribution shall be made by written notice received by the Investor Services Department no later than 10 days after the beginning of the Payment Period in which the employee's supplementary contribution is to be made. An election under this paragraph by an employee initially entering the Plan shall constitute an election to make supplementary contributions for succeeding Payment Periods, subject to the terms and conditions of paragraph (b) above.

ARTICLE 7-AUTHORIZATION FOR ENTERING PLAN

An employee may enter the Plan by filling out, signing and delivering to the Investor Services Department an Authorization:

      (a) stating the amount to be deducted regularly from his pay;
      (b) authorizing the purchase of stock for him in each Payment Period in accordance with the terms of the Plan; and
      (c) specifying the exact name in which stock purchased for him is to be issued as provided under Article 11 hereof.

   Such Authorization must be received by the Investor Services Department at least 10 days before the beginning date of such next succeeding Payment Period.

   Unless an employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect.

   The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on it.

ARTICLE 8-MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

   An employee may authorize payroll deductions in an amount not less than 2% but not more than 10% of total compensation. In addition, an employee shall be entitled to make supplementary contributions pursuant to Article 6 hereof.


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ARTICLE 9-CHANGE IN PAYROLL DEDUCTIONS

   Deductions may be increased or decreased only once in a Payment Period. A new Authorization will be required and must be received by the Investor Services Department.

ARTICLE 10-WITHDRAWAL FROM THE PLAN

   An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Investor Services Department, in which event the Company will promptly refund the entire balance of his deductions not theretofore used to purchase stock under the Plan.

   An employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he must file a new Authorization at least 10 days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

ARTICLE 11-ISSUANCE OF  STOCK

   A participant will receive Statements of Ownership for stock purchased under the Plan, or may elect to receive stock certificates instead of Statements of Ownership. Stock purchased under the Plan will be issued only in the name of the employee, or if his Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12-NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

   An employee's rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

ARTICLE 13-TERMINATION OF EMPLOYEE'S RIGHTS

   An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded.

   If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received



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from him on the day the interruption occurs.

ARTICLE 14-TERMINATION AND AMENDMENTS TO PLAN

   The Plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

   The Board of Directors also reserves the right to amend the Plan from time to time in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders, which would (a) except as provided in Articles 3 and 4, increase the number of shares of Common Stock to be offered above or (b) change the class of employees eligible to receive options under the Plan.

ARTICLE 15-LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

   The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he chooses, provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such stock.

ARTICLE 16-COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN

   The Company will bear all costs of administering and carrying out the Plan.

ARTICLE 17-PARTICIPATING SUBSIDIARIES

   The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.



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ARTICLE 18-ADMINISTRATION OF THE PLAN

   The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

   The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

ARTICLE 19-OPTIONEES NOT STOCKHOLDERS

   Neither the granting of an option to any employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

ARTICLE 20-APPLICATION OF  FUNDS

   The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21-GOVERNMENTAL REGULATION

   The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

ARTICLE 22-WITHHOLDING OF  ADDITIONAL FEDERAL INCOME TAX

   The Company, in accordance with Section 3402(a) of the 1954 Internal Revenue Code and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods



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following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includible in the employee's gross income.

ARTICLE 23-APPROVAL OF  STOCKHOLDERS

   The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors. The Plan was adopted by the Board of Directors on May 13, 1968. The Plan was approved by the stockholders on October 29, 1968.







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